Exhibit 99.1
RAILAMERICA REPORTS THIRD QUARTER 2006 EARNINGS FROM
CONTINUING OPERATIONS OF $0.18 PER SHARE
Results include $0.03 per share of reorganization costs
BOCA RATON, Fla. — October 31 — RailAmerica, Inc. (NYSE: RRA) (“RailAmerica” or the “Company”) today reported third quarter 2006 earnings from continuing operations of $7.0 million, or $0.18 per share, compared to $7.5 million, or $0.19 per share, for the third quarter of 2005. The 2006 results include expenses of $1.8 million, or $0.03 per share, related to the Company’s previously announced Process Improvement Project.
Net income for the three months ended September 30, 2006, which includes discontinued operations, was $6.9 million, or $0.18 per share, compared to $7.7 million, or $0.20 per share in the three months ended September 30, 2005.
Revenue for the third quarter of 2006 increased $12.2 million, or 12%, to $117.3 million, from $105.1 million in the third quarter of 2005. On a “same railroad” basis, revenue for the third quarter of 2006 increased $5.9 million, or 6%, from the third quarter of 2005, while “same railroad” carloads declined 2%. Operating income for the third quarter of 2006 increased 7%, to $13.5 million, from $12.8 million in the third quarter of 2005. The operating ratio for the third quarter of 2006 was 88.5% compared to 87.8% in the 2005 third quarter.
For the nine months ended September 30, 2006, the Company reported earnings from continuing operations of $19.1 million, or $0.49 per share, compared to earnings from continuing operations of $21.4 million, or $0.56 per share for the nine months ended September 30, 2005. Total costs associated with the Process Improvement Project were $4.8 million, or $0.07 per share, during the nine months ended September 30, 2006. A change in Canadian tax laws resulted in a continuing operations tax benefit of $1.7 million, or $0.04 per share, in the nine months ended September 30, 2006. Net income for the nine months ended September 30, 2006, which includes discontinued operations, was $29.7 million, or $0.76 per share, compared to $23.2 million, or $0.60 per share in the nine months ended September 30, 2005. The 2006 results include the recognition of a $13.4 million pre-tax gain ($8.3 million net of tax) in the first quarter of 2006 for the expiration of the warranty period related to the sale of Freight Australia and the resulting adjustment to the reserves in discontinued operations, as well as a pre-tax gain of $2.5 million ($2.4 million net of tax) on the disposition of the Company’s E & N Railway on June 30.
Revenue for the nine months ended September 30, 2006, increased $38.9 million, or 13%, to $348.5 million, from $309.6 million in 2005. On a “same railroad” basis, revenue for the nine months ended September 30, 2006 increased $20.1 million, or 7%, while “same railroad”

carloads declined 2%, from the nine months ended September 30, 2005. Operating income for the nine months ended September 30, 2006 was $36.9 million, compared to $37.2 million for the nine months ended September 30, 2005. The operating ratio for the nine months ended September 30, 2006 was 89.4% compared to 88.0% for the nine months ended September 30, 2005.
Charles Swinburn, RailAmerica’s Chief Executive Officer, said, “We are pleased with our results this quarter. Despite the declines in our carloads, caused in significant part by the slowdown in the housing market, which resulted in a 12% decline in our lumber carloads compared to the third quarter of 2005, and the continued work stoppage at a paper facility in Nova Scotia, coupled with the expense of a single personal injury during the quarter, we continued to improve our operating results. Production recommenced in October at the paper facility in Nova Scotia and we expect carloads from this facility to begin to return to normal levels during the fourth quarter. In addition, we have made significant progress at our Ohio railroad, which saw its revenue increase 17% and its operating loss decline 78% from the second quarter.”
Michael Howe, RailAmerica’s Chief Financial Officer, said, “We continue to make progress on our Process Improvement Project. We have now completed our implementation planning and will commence implementation of our plan in the fourth quarter. We have already begun to realize savings through our staff reductions in June and our strategic sourcing initiatives. In addition, we have now completed the first year of operations of the four railroads purchased from Alcoa. The operating results of those railroads have exceeded our financial and cash flow targets since we acquired them on September 30, 2005.”
RailAmerica, Inc. (NYSE: RRA) is a leading short line and regional rail service provider with 42 railroads operating approximately 7,800 miles in the United States and Canada. The Company is a member of the Russell 2000® Index. Its website may be found at www.railamerica.com.
DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements regarding future events that involve risks and uncertainties that could cause actual results to differ materially. Forward-looking statements speak only as of the date the statement was made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements. We refer you to the documents that RailAmerica files from time to time with the Securities and Exchange Commission, such as the Form 10-K, Form 10-Q and Form 8-K, which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2006 and 2005
(in thousands, except earnings per share)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005
Operating revenue	$117,270	$105,138	$348,453	$309,604

Operating expenses:
Transportation	71,598	65,730	210,947	188,808
Selling, general and administrative	23,672	20,131	74,187	62,545
Net gain on sale of assets	(954)	(995)	(1,957)	(753)
Depreciation and amortization	9,437	7,479	28,385	21,819

Total operating expenses	103,753	92,345	311,562	272,419

Operating income	13,517	12,793	36,891	37,185
Interest expense	(6,712)	(4,795)	(20,175)	(13,728)
Other expense	—	(619)	(480)	(619)

Income from continuing operations before income taxes	6,805	7,379	16,236	22,838
Provision for (benefit from) income taxes	(243)	(77)	(2,836)	1,437

Income from continuing operations	7,048	7,456	19,072	21,401
Gain (loss) from sale of discontinued operations, net of income taxes	(186)	—	10,481	239
Income from discontinued operations, net of income taxes	—	218	163	1,528

Net income	$6,862	$7,674	$29,716	$23,168

Basic earnings per common share:
Continuing operations	$0.18	$0.20	$0.49	$0.57
Discontinued operations	0.00	0.00	0.28	0.04

Net income	$0.18	$0.20	$0.77	$0.61

Diluted earnings per common share:
Continuing operations	$0.18	$0.19	$0.49	$0.56
Discontinued operations	0.00	0.01	0.27	0.04

Net income	$0.18	$0.20	$0.76	$0.60

Weighted average common shares outstanding:
Basic	38,715	37,901	38,562	37,679
Diluted	39,102	38,526	39,002	38,353

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
September 30, 2006 and December 31, 2005
(in thousands, except share data)
(unaudited)

	September 30,	December 31,
	2006	2005
Assets

Current assets:
Cash and cash equivalents	$8,551	$14,310
Accounts and notes receivable, net	83,566	82,395
Current assets of discontinued operations	—	3,140
Other current assets	12,135	14,114

Total current assets	104,252	113,959
Property, plant and equipment, net	931,295	904,588
Long-term assets of discontinued operations	—	25,879
Other assets	97,329	102,950

Total assets	$1,132,876	$1,147,376

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$4,951	$6,079
Accounts payable	68,721	75,222
Accrued expenses	32,363	43,524
Current liabilities of discontinued operations	—	4,275

Total current liabilities	106,035	129,100
Long-term debt, less current maturities	396,728	427,794
Deferred income taxes	141,979	141,606
Long-term liabilities of discontinued operations	—	2,261
Other liabilities	18,534	15,337

Total liabilities	663,276	716,098

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 60,000,000 shares authorized; 39,282,988 shares and 38,688,496 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	39	39
Additional paid-in capital and other	335,956	330,919
Retained earnings	97,344	67,628
Accumulated other comprehensive income	36,261	32,692

Total stockholders’ equity	469,600	431,278

Total liabilities and stockholders’ equity	$1,132,876	$1,147,376

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2006 and 2005
(in thousands)
(unaudited)

	Nine months ended
	September 30,
	2006	2005
Cash flows from operating activities:
Net income	$29,716	$23,168
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including amortization of deferred loan costs	30,477	23,394
Net gain on sale or disposal of properties	(17,600)	(1,028)
Equity compensation costs	2,176	432
Refinancing costs	—	619
Deferred income taxes and other	(389)	(1,443)
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	59	(8,335)
Other current assets	1,942	963
Accounts payable	(6,250)	(10,675)
Accrued expenses	1,671	1,811
Other assets and liabilities	204	396

Net cash provided by operating activities	42,006	29,302

Cash flows from investing activities:
Purchase of property, plant and equipment	(50,478)	(45,350)
Proceeds from sale of assets, net of cash on-hand	32,527	7,769
Acquisitions, net of cash acquired	—	(77,830)
Deferred transaction costs and other	—	(143)

Net cash used in investing activities	(17,951)	(115,554)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	42,100	90,700
Principal payments on long-term debt	(74,295)	(17,506)
Repurchase of senior subordinated notes	—	(4,540)
Proceeds from exercise of stock options and warrants	2,274	7,199
Deferred financing costs	—	(492)

Net cash (used in) provided by financing activities	(29,921)	75,361

Effect of exchange rates on cash	107	288

Net increase (decrease) in cash	(5,759)	(10,603)
Cash, beginning of period	14,310	24,331

Cash, end of period	$8,551	$13,728

RAILAMERICA, INC. AND SUBSIDIARIES
SELECTED FINANCIAL INFORMATION
(amounts in thousands)
(unaudited)

	For the three months ended September 30,
Functional Classification	2006		2005
Operating revenue	$117,270	100.0%	$105,138	100.0%

Operating expenses:
Maintenance of way	13,480	11.5%	13,116	12.5%
Maintenance of equipment	4,237	3.6%	3,916	3.7%
Transportation	40,587	34.6%	36,690	34.9%
Equipment rental	13,294	11.3%	12,008	11.4%
Selling, general and administrative	23,672	20.2%	20,131	19.1%
Net gain on sale of assets	(954)	-0.8%	(995)	-0.9%
Depreciation and amortization	9,437	8.1%	7,479	7.1%

Total operating expenses	103,753	88.5%	92,345	87.8%

Operating income	$13,517	11.5%	$12,793	12.2%

	For the three months ended September 30,
Natural Classification	2006		2005
Operating revenue	$117,270	100.0%	$105,138	100.0%

Operating expenses:
Labor and benefits	34,520	29.4%	31,842	30.3%
Equipment rents	14,158	12.0%	12,803	12.2%
Purchased services	9,872	8.4%	8,356	7.9%
Diesel fuel	14,424	12.3%	11,309	10.7%
Casualties and insurance	6,644	5.7%	7,208	6.9%
Materials	2,679	2.3%	2,552	2.4%
Joint facilities	3,379	2.9%	3,097	2.9%
Other expenses	9,594	8.2%	8,694	8.3%
Net gain on sale of assets	(954)	-0.8%	(995)	-0.9%
Depreciation and amortization	9,437	8.1%	7,479	7.1%

Total operating expenses	103,753	88.5%	92,345	87.8%

Operating income	$13,517	11.5%	$12,793	12.2%

RAILAMERICA, INC. AND SUBSIDIARIES
SELECTED FINANCIAL INFORMATION
(amounts in thousands)
(unaudited)

	For the nine months ended September 30,
Functional Classification	2006		2005
Operating revenue	$348,453	100.0%	$309,604	100.0%

Operating expenses:
Maintenance of way	41,946	12.0%	39,148	12.6%
Maintenance of equipment	13,023	3.7%	11,639	3.8%
Transportation	117,072	33.6%	102,670	33.2%
Equipment rental	38,906	11.2%	35,351	11.4%
Selling, general and administrative	74,187	21.3%	62,545	20.2%
Net gain on sale of assets	(1,957)	-0.6%	(753)	-0.2%
Depreciation and amortization	28,385	8.2%	21,819	7.0%

Total operating expenses	311,562	89.4%	272,419	88.0%

Operating income	$36,891	10.6%	$37,185	12.0%

	For the nine months ended September 30,
Natural Classification	2006		2005
Operating revenue	$348,453	100.0%	$309,604	100.0%

Operating expenses:
Labor and benefits	108,106	31.0%	96,897	31.3%
Equipment rents	41,393	11.9%	37,385	12.1%
Purchased services	27,905	8.0%	23,484	7.6%
Diesel fuel	43,158	12.4%	33,020	10.7%
Casualties and insurance	17,275	5.0%	17,405	5.6%
Materials	8,147	2.3%	7,735	2.5%
Joint facilities	9,976	2.8%	9,478	3.0%
Other expenses	29,174	8.4%	25,949	8.4%
Net gain on sale of assets	(1,957)	-0.6%	(753)	-0.2%
Depreciation and amortization	28,385	8.2%	21,819	7.0%

Total operating expenses	311,562	89.4%	272,419	88.0%

Operating income	$36,891	10.6%	$37,185	12.0%

RAILAMERICA, INC. AND SUBSIDIARIES
Railroad Freight Revenue, Carloads and Average Revenue
Per Carload
Comparison by Commodity Group
(dollars in thousands, except average revenue per carload)
(unaudited)

	Three months ended September 30,
	2006			2005
			Average			Average
			Revenue			Revenue
	Freight		per	Freight		per
Commodity Group	Revenue	Carloads	Carload	Revenue	Carloads	Carload
Lumber & Forest Products	$13,366	28,375	$471	$14,109	32,266	$437
Chemicals	12,889	27,310	472	11,315	27,527	411
Metal	11,019	25,905	425	9,303	24,013	387
Agricultural & Farm Products	9,019	26,536	340	9,526	26,129	365
Paper Products	8,044	19,965	403	8,298	22,399	370
Coal	7,964	34,372	232	8,529	38,179	223
Metallic/Non-metallic Ores	7,842	23,594	332	4,181	17,167	244
Food Products	7,624	20,756	367	6,955	20,845	334
Railroad Equipment/Bridge Traffic	6,840	48,846	140	6,089	46,490	131
Minerals	6,297	14,557	433	5,913	15,321	386
Petroleum Products	4,935	12,392	398	3,949	10,879	363
Other	4,447	14,418	308	3,741	13,648	274
Autos	1,580	5,647	280	1,603	5,651	284
Intermodal	737	5,276	140	667	5,149	130

Totals	$102,603	307,949	$333	$94,178	305,663	$308

	Nine months ended September 30,
	2006			2005
			Average			Average
			Revenue			Revenue
	Freight		per	Freight		per
Commodity Group	Revenue	Carloads	Carload	Revenue	Carloads	Carload
Lumber & Forest Products	$42,901	92,129	$466	$41,695	96,227	$433
Chemicals	37,084	82,772	448	34,420	84,948	405
Metal	30,789	71,781	429	27,652	73,149	378
Agricultural & Farm Products	27,972	82,156	340	26,373	80,835	326
Coal	26,196	113,416	231	24,719	112,626	219
Food Products	23,215	64,210	362	21,407	64,819	330
Paper Products	22,940	59,655	385	24,452	67,690	361
Metallic/Non-metallic Ores	22,462	67,976	330	12,753	47,471	269
Railroad Equipment/Bridge Traffic	21,231	156,883	135	18,829	152,288	124
Minerals	18,961	44,447	427	16,868	44,223	381
Petroleum Products	14,104	34,391	410	12,543	35,557	353
Other	12,668	43,283	293	10,231	40,403	253
Autos	4,624	16,383	282	4,677	18,342	255
Intermodal	2,053	14,431	142	1,956	15,329	128

Totals	$307,200	943,913	$325	$278,575	933,907	$298